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EXHIBIT 5.1 - Opinion of Arnold Y. Steinberg, P.C.

ARNOLD Y. STEINBERG, P.C.
Attorney and Counsellor at Law
(A Pennsylvania Professional Corporation)

E-Mail - A5300@AOL.COM

Washington Plaza  - # 1711			86 Main Street
1420 Center Avenue				Suite 100
Pittsburgh, PA  15219				Hickory, PA  15340
(412) 434-1190					(724) 356-4600
(412) 434-1195 (FAX)				(724) 356-1010 (FAX)

February 4, 2003

RPM Technologies, Inc.
21061 West Braxton
Plainfield, IL 60544

To the Board of Directors of RPM Technologies, Inc.:

RPM Technologies, Inc., a Delaware corporation (the "Company"), has informed us, of its intention to file on or about February 4, 2003 a registration statement on Form S-8 under the Securities Act of 1933, as amended ("Registration Statement"), concerning its 2003 Amended Stock Option Plan ("Plan") and the one million (1,000,000) shares (the "Shares") of its common stock, par value $0.001 ("Common Stock") included in such Amended Plan, with two hundred thousand (200,000) of such Shares to be issued to a consultant pursuant to a September 1, 2002 Consulting Agreement by and between the Company and Lone Wolf Business Services, LLC, with the Securities and Exchange Commission ("SEC"). In connection with the filing of the Registration Statement, you have requested my opinion regarding the issuance of Common Stock.

You have represented to us that the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that the Company is current in its such filings with the SEC, and that the Company's board of directors has authorized the filing of the Registration Statement on Form S-8. Based upon the these representations and to the best of the our knowledge, we are of the opinion that the Common Stock will, when issued pursuant to the provisions of the Plan, be validly issued, fully paid, and non-assessable. This Opinion is conditioned upon the above requirements being met.

The opinion set forth above is predicated upon and limited to the correctness of the assumptions set forth herein, and is further subject to qualifications, exceptions, and limitations set forth below:

A. We expressly except from the opinion set forth herein any opinion or position as to whether or to what extent a Delaware court or any other court would apply Delaware law, or the law of any other state or jurisdiction except the federal law of the United States of America, to any particular aspect of the facts, circumstances and transactions that are the subject of the opinion herein contained.

B. In rendering this opinion, we assumed that the Company is satisfying the various substantive requirements and abiding by the various restrictions of Form S-8, and we expressly disclaim any opinion regarding the Company's compliance with such requirements and restrictions.

C. We expressly except from the opinion set forth herein any opinion concerning the need for or compliance by any party, and in particular by the Company, with the provisions of the securities laws, regulations, and/or rules of the United States of America, the State of Delaware or any other jurisdiction.

D. In expressing the opinion set forth herein, we assumed the authenticity and completeness of all corporate documents, records and instruments provided to us by the Company and its representatives.
We assumed the accuracy of all statements of fact contained therein.
We further assumed the genuineness of signatures (both manual and conformed), the authenticity of documents submitted as originals, the conformity to originals of all copies or faxed copies and the correctness of all such documents. This Opinion is conditioned on all of these assumptions being correct.

E. We expressly except from the Opinion set forth herein any opinion concerning the propriety of any issuance of any shares, and any opinion concerning the tradability of any shares whether or not issued under the Registration Statement.

F. The Opinions contained herein are rendered as of the date hereof, and we undertake no obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein, and we hereby disclaim any such obligation.

This Opinion may be relied upon by you only in connection with filing of the Registration Statement and we hereby consent to the use of it as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act"), the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B promulgated under the Act. This Opinion may not be used or relied upon by you or any other person for any purpose whatsoever, without in each instance our prior written consent.


Very truly yours,



/s/ Arnold Y. Steinberg, Esquire
ARNOLD Y. STEINBERG, P.C.